As Filed with the Securities and Exchange Commission on June 22, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

Greenlight Capital Re, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

65 Market Street, Suite 1207, Camana Bay P.O. Box 31110 Grand Cayman, KY1-1205 Cayman Islands (345) 943-4573
Corporation Service Company 1133 Avenue of the Americas Suite 3100 New York, New York 10036-6710 (212) 299-5600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

________________
Copies To:

Laura Accurso, Esq. Greenlight Capital Re, Ltd. 65 Market Street, Suite 1207, Camana Bay P.O. Box 31110 Grand Cayman, KY1-1205, Cayman Islands (345) 943-4573	Kerry E. Berchem, Esq. Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 (212) 872-1000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Proposed Title of each class of Securities to be registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(4)
Primary Offering (3):
Class A Ordinary Shares, par value $.10 per share (5)
Preferred Shares, par value $0.10 per share (6)
Depositary Shares (7)
Debt Securities (8)
Warrants
Share Purchase Contracts
Total for securities to be registered by Registrant

(1)	These offered securities may be sold separately or together.

(2)
This registration statement includes an indeterminate number of securities (the “Primary Offering”) that were previously registered on a registration statement on Form S-3 (File No. 333-158970) (the “Prior Registration Statement”) and any additional securities to be offered or issued from share splits, share dividends, recapitalizations or similar transactions. Pursuant to SEC Rule 415(a)(6), the filing fees previously paid by the registrant in connection with such unsold securities, in the amount of $11,160.00 for $200 million of securities pursuant to the Prior Registration Statement will continue to be applied to such unsold securities, and the Primary Offering under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. An unspecified number or amount and aggregate initial offering price of the securities of each identified class is being registered as may from time to time be offered by the registrant at unspecified prices, including an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities.

(3)
Such indeterminate number or amount of Class A ordinary shares, preferred shares, depositary shares, debt securities, warrants and share purchase contracts of Greenlight Capital Re, Ltd., as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units or Euros).

(4)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). In addition, pursuant to Rule 415(a)(6), the Registrant is carrying forward the filing fees as described in footnote 2 above.

(5)
Also includes such presently indeterminate number of Class A ordinary shares as may be issued by Greenlight Capital Re, Ltd. (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into Class A ordinary shares, (b) upon exercise of warrants to purchase Class A ordinary shares or (c) pursuant to share purchase contracts.

(6)
Also includes such presently indeterminate number of preferred shares as may be issued by Greenlight Capital Re, Ltd. (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred shares, (b) upon exercise of warrants to purchase preferred shares, (c) upon conversion of or exchange for depositary shares or (d) pursuant to share purchase contracts.

(7)	To be represented by depositary receipts representing an interest in all or a specified portion of a Class A ordinary share or preferred share.

(8)	Subject to note (3), debt securities, which may be senior or subordinated.

Greenlight Capital Re, Ltd.

Class A Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants and Share Purchase Contracts
______________
Under this shelf process, we may offer to sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.
Specific terms of these securities will be provided in one or more supplements to this prospectus. Those terms may include, among others, as applicable:

●	Aggregate principal amount	●	Sinking fund terms
●	Issue price	●	Ranking
●	Denomination	●	Redemption terms
●	Currency or composite currency	●	Conversion terms
●	Maturity	●	Listing on a securities exchange
●	Interest rate	●	Amount payable at maturity
●	Dividend rate	●	Liquidation preference

You should read this prospectus and any applicable prospectus supplement carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.
These securities may be sold to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.
We may sell any combination of these securities in one or more offerings.
INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 2.
OUR CLASS A ORDINARY SHARES ARE LISTED ON THE NASDAQ GLOBAL SELECT MARKET UNDER THE TRADING SYMBOL “GLRE”. EACH PROSPECTUS SUPPLEMENT WILL INDICATE IF THE SECURITIES OFFERED THEREBY WILL BE LISTED ON ANY SECURITIES EXCHANGE.
______________
None of the U.S. Securities and Exchange Commission, any United States state securities commission, the Cayman Islands Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
No offer is being made or will be made to the public in the Cayman Islands to subscribe for any securities to be issued hereunder.
This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.
The date of this prospectus is June 22, 2015.

EXPLANATORY NOTE
This registration statement includes an indeterminate number of securities (the “primary offering”) that were previously registered on a registration statement on Form S-3 (file no. 333-182300) (the “prior registration statement”) and any additional securities to be offered or issued from share splits, share dividends, recapitalizations or similar transactions. We are filing this registration statement solely to replace that portion of the prior registration statement related to the primary offering that is expiring pursuant to rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with rule 415(a)(6) of the Securities Act, effectiveness of this registration statement will be deemed to terminate the registration of the primary offering under the prior registration statement. Additionally, we previously filed a registration statement on Form S-3 (file no. 333-158970) including up to 6,254,949 Class A ordinary shares that may be sold from time to time by the selling shareholders (the “secondary offering”). Pursuant to rule 415(a)(5), the registration of the secondary offering is not subject to expiration and, therefore, such registration statement remains in effect solely as to the secondary offering and this registration statement will not include the secondary offering.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.greenlightre.ky as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.
You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.
As used in this prospectus, unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our” and similar expressions are references to Greenlight Capital Re, Ltd. and its consolidated subsidiaries. Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Greenlight Re” are solely to Greenlight Capital Re, Ltd.

RISK FACTORS
Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year and our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and documents incorporated by reference, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results and the assumptions upon which those statements are based, are ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements generally are identified by the words ‘‘believe,’’ ‘‘project,’’ ‘‘predict,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘may,’’ ‘‘should,’’ ‘‘will,’’ ‘‘would,’’ ‘‘will be,’’ ‘‘will continue,’’ ‘‘will likely result,’’ and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year or our Quarterly Report on Form 10-Q for our most recent fiscal quarter, as applicable, which are incorporated by reference in this prospectus. Some of these risks and uncertainties include, but are not limited to, the following:

•	Our results will fluctuate from period to period and may not be indicative of our long-term prospects;

•	If our losses and loss adjustment expenses greatly exceed our loss reserves, our financial condition may be significantly and negatively affected;

•	The property and casualty reinsurance market may be affected by cyclical trends;

•	The effect of emerging claim and coverage issues on our business is uncertain;

•	Rating agencies may downgrade or withdraw our rating;

•	We depend on DME Advisors, LP, or DME Advisors, to implement our investment strategy;

•	Loss of key executives could adversely impact our ability to implement our business strategy; and

•	Currency fluctuations could result in exchange rate losses and negatively impact our business.

We caution that the foregoing list of important factors is not intended to be and is not exhaustive. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise and all subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statement in this Form S-3 reflect our current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only to the dates on which they were made.

SUMMARY
Overview
Greenlight Capital Re, Ltd.
We are a Cayman Islands headquartered global specialist property and casualty reinsurer with a reinsurance and investment strategy that we believe differentiates us from our competitors. We conduct our reinsurance operations through two licensed and regulated entities: Greenlight Reinsurance, Ltd., or Greenlight Re, based in the Cayman Islands, and Greenlight Reinsurance Ireland, Ltd., or GRIL, based in Dublin, Ireland. Greenlight Re provides multi-line property and casualty reinsurance globally, while GRIL focuses mainly on the European market and serves clients located in Europe. Our goal is to build long-term shareholder value by selectively offering customized reinsurance solutions, in markets where capacity and alternatives are limited, which we believe yield favorable long-term returns on equity.
We aim to complement our underwriting results with a non-traditional investment approach in order to achieve higher rates of return over the long term than reinsurance companies that employ more traditional, fixed-income investment strategies. We manage our investment portfolio according to a value-oriented philosophy, in which we take long positions in perceived undervalued securities and short positions in perceived overvalued securities.
In addition, from time to time we may seek to form long-term strategic alliances with insurance companies and general agents to complement our property and casualty reinsurance business and our non-traditional investment approach. To facilitate such strategic alliances, we formed Verdant Holding Company, Ltd., which, among other activities, has made and may make strategic investments in a select group of property and casualty insurers and general agents in the United States.
Because we employ an opportunistic underwriting philosophy, period-to-period comparisons of our underwriting results may not be meaningful. In addition, our historical investments may not necessarily be indicative of future performance. Due to the nature of our reinsurance and investment strategies, our operating results will likely fluctuate from period to period.
Currently, our reinsurance subsidiaries, Greenlight Re and GRIL are both rated “A (Excellent)” with a stable outlook by A.M. Best. The “A (Excellent)” rating from A.M. Best is the third highest of 15 ratings. We believe that a strong rating is an important factor in the marketing of reinsurance products to clients and brokers. These ratings reflect the rating agency’s opinion of our reinsurance subsidiaries’ financial strength, operating performance and ability to meet obligations. It is not an evaluation directed toward the protection of investors or a recommendation to buy, sell or hold our Class A ordinary shares.
History
Greenlight Re is a holding company that was incorporated in July 2004 under the laws of Cayman Islands. In August 2004, we raised gross proceeds of $212.2 million from a private placement of Greenlight Re’s Class A ordinary shares and Class B ordinary shares. On May 24, 2007, Greenlight Re raised proceeds of $208.3 million, net of underwriting fees, in an initial public offering of Class A ordinary shares, as well as an additional $50.0 million from a private placement of Class B ordinary shares.
Other Information
Greenlight Re’s Class A ordinary shares are listed on the Nasdaq Global Select Market under the symbol “GLRE.”
Our principal executive offices are located at 65 Market Street, Suite 1207, Camana Bay, P.O. Box 31110, Grand Cayman, KY1-1205, Cayman Islands. Our telephone number at that location is (345) 943-4573. We maintain a website at http://www.greenlightre.ky. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.
For additional information concerning our company, please see “Where You Can Find More Information” on page 40 of this prospectus.
For further information regarding us, including financial information, you should refer to our recent filings with the SEC.

USE OF PROCEEDS
Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us will be used by us or our subsidiaries for working capital, capital expenditure, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.
We will pay the fees and expenses incurred in effecting the registration of the Class A ordinary shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
The following table sets forth our consolidated ratios:

	Three Months Ended March 31, 2015 (2)	Year Ended December 31, 2014 (2)	Year Ended December 31, 2013 (2)	Year Ended December 31, 2012 (2)	Year Ended December 31, 2011 (2)	Year Ended December 31, 2010 (2)
Ratio of Earnings to Fixed Charges (1)	—	5.94	10.23	1.77	1.43	9.38
Deficiency of Earnings to Fixed Changes (in’000s) (3)	(13,911)	—	—	—	—	—

(1)    The ratio of earnings to fixed charges was determined by dividing consolidated earnings by total fixed charges. For purposes of the ratios of earnings to fixed charges (i) earnings consist of consolidated net income before considering income taxes, minority interest and fixed charges and (ii) fixed charges consist of interest on indebtedness, interest expense on funds withheld from reinsurers and that portion of rent expense that is deemed by our management to be an appropriate interest factor. We have estimated that one-third of rent expense represents a reasonable approximation of the interest factor.
(2)    No preferred shares were outstanding during the years ended December 31, 2014, 2013, 2012, 2011 and 2010 or during the three months ended March 31, 2015 and no preferred share dividends were paid during those periods.
(3)    For the three months ended March 31, 2015, earnings were insufficient to cover fixed charges by $13.9 million and $0.9 million. This was largely due to unrealized losses incurred on investments during the three months ended March 31, 2015.

DESCRIPTION OF SHARE CAPITAL
The following is a description of the material terms and provisions relating to our share capital. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our Articles, which define the rights of our shareholders. Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to “Articles” are intended to refer to our Third Amended and Restated Memorandum and Articles of Association. Our Articles are incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Authorized Capital
Our authorized share capital consists of (i) 125 million ordinary shares, par value $0.10 per share; and (ii) 50 million preferred shares, par value $0.10 per share. As of June 19, 2015, we had 31,349,651 Class A ordinary shares issued and outstanding and 6,254,895 Class B ordinary shares issued and outstanding and no preferred shares issued or outstanding. As of June 19, 2015, there were approximately 45 record holders of our ordinary shares.
Ordinary Shares
Our ordinary shares are divided into 100,000,000 Class A ordinary shares, 31,349,651 of which are issued and outstanding, and 25,000,000 Class B ordinary shares, 6,254,895 of which are issued and outstanding. Except as set forth in ‘‘Class B ordinary shares’’ below, the holders of all ordinary shares are entitled:
(i)     to share equally in dividends (whether payable in cash, property or our securities) as our board of directors may from time to time declare in accordance with the provisions of our Articles and the Companies Law (2013 Revision) of the Cayman Islands, or the Companies Law;
(ii)     in the event of our winding-up or dissolution, whether voluntary or involuntary or for the purpose of an amalgamation, reorganization or otherwise or upon any distribution of share capital and surplus, to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any issued and outstanding preferred shares; and
(iii)     generally to enjoy all of the rights attaching to such shares.
Holders of ordinary shares have no pre-emptive, redemption, conversion or sinking fund rights.
Class A Ordinary Shares
Each Class A ordinary share is entitled to one vote per share. However, except upon unanimous consent of the board of directors, no holder shall be permitted to acquire an amount of shares which would cause any person to own (directly, indirectly or constructively under applicable United States tax attribution and constructive ownership rules) 9.9% or more of the total voting power of the total issued and outstanding ordinary shares (a “9.9% Shareholder”). The board of directors shall reduce the voting power of any holder that is a 9.9% Shareholder to the extent necessary such that the holder ceases to be a 9.9% Shareholder. In connection with this reduction, the voting power of the other shareholders of the Company may be adjusted pursuant to the terms of the Articles. Accordingly, certain holders of Class A Ordinary Shares may be entitled to more than one vote per share subject to the 9.9% restriction in the event that the board of directors is required to make an adjustment on the voting power of any 9.9% Shareholder or the voting power of a holder of Class B Ordinary Shares as described below.
Class B Ordinary Shares
Each Class B ordinary share is entitled to ten votes per share. However, the total voting power of all Class B ordinary shares, as a class, shall not exceed 9.5% of the total voting power of the total issued and outstanding ordinary shares. The voting power of any Class A ordinary shares held by any holder of Class B ordinary shares (whether directly, or indirectly or constructively under applicable United States tax attribution and constructive ownership rules) shall be included for purposes of measuring the total voting power of the Class B ordinary shares. The board of directors shall reduce the voting power of any holder of Class B ordinary shares that owns more than 9.5% of the total voting power of the total issued and outstanding ordinary shares to the extent necessary such that the holder ceases to own more than 9.5% of the outstanding ordinary shares. In connection with this reduction, the voting power of the other holders of ordinary shares of the Company shall be adjusted pursuant to the terms of the Articles.

In the event of a sale, transfer, exchange or other disposition, of any Class B ordinary shares by a holder thereof, other than a transfer to a permitted transferee, as defined in our Articles, the Class B ordinary shares shall be automatically converted into an equal number of Class A ordinary shares.
The one-for-one conversion ratio for the conversion of Class B ordinary shares into Class A ordinary shares will be equitably adjusted in the event of any recapitalization of the company by means of a share dividend on, or a share split or combination of, outstanding Class A ordinary shares or Class B Ordinary Shares, or in any amalgamation, or other reorganization of the company with another company.
We will reserve and keep available sufficient authorized but unissued Class A ordinary shares to effectuate the conversion of Class B ordinary shares into Class A ordinary shares. If any Class B ordinary shares are converted, the converted Class B ordinary shares will be cancelled.
Limitation on Share Ownership
Under our Articles, except upon unanimous consent by the board of directors:

•
no person shall be allowed to acquire Class A ordinary shares if such acquisition would cause any person to own (directly, indirectly or constructively under applicable United States tax attribution and constructive ownership rules) 9.9% or more of the issued and outstanding ordinary shares; and

•	no person shall be allowed to acquire Class A ordinary shares if such acquisition would cause such person to own directly 9.9% or more of the issued and outstanding ordinary shares.

Under our Articles, our board of directors may send a repurchase notice in the event that it determines in its absolute discretion that:

•	a transfer would violate the ownership limitations described above; or

•
a transfer would result in an increased risk of adverse tax, regulatory or legal consequences to us. In the event the board of directors determines an ownership limitation has been violated, we have the option, but not the obligation, to purchase all or any part of the shares, to the extent we determine it is necessary or advisable to avoid or cure any adverse or potentially adverse consequences.

Preferred Shares
Pursuant to our Articles and Cayman Islands law, our board of directors may establish one or more series of preferred shares having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, powers and limitations as may be fixed by the board of directors without any further shareholder approval. Any preferred shares issued will include restrictions on voting and transfer intended to avoid having us constitute a ‘‘controlled foreign corporation’’ for United States federal income tax purposes. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of us. The issuance of preferred shares could also adversely affect the voting power of the holders of the ordinary shares, deny shareholders the receipt of a premium on their ordinary shares in the event of a tender or other offer for the ordinary shares and have a depressive effect on the market price of the ordinary shares.
Options
As of March 31, 2015, options to purchase 1,026,308 Class A ordinary shares at a weighted average exercise price of $18.15 were outstanding.
Restricted Stock Units
As of March 31, 2015, restricted share units, convertible into 22,430 Class A ordinary shares at a weighted average grant date fair value of $30.48 were outstanding.
Corporate Governance
Our Articles provide for the corporate governance of the company, including the establishment of share rights, modification of such rights, issuance of share certificates, the transfer of shares, alterations to capital, the calling and conduct of general and special meetings, proxies, the appointment and removal of directors, conduct and powers of directors, the payment of dividends and the winding-up of the company.
Our Articles provide that the board of directors will be elected annually. Shareholders may remove a director for cause as defined in the Articles prior to the expiration of such director’s term at a meeting of shareholders at which a quorum is present and more than 50% of the total voting power entitled to vote is cast in favor of such action. A general meeting of shareholders may be convened by the chairman of the board or any two directors or any director and the secretary of the board of directors.
The provisions contained in our Articles may only be amended upon the affirmative vote of sixty-six and two-thirds percent of the votes cast at a meeting of shareholders where a quorum is present. A copy of our Articles will be sent to any prospective investor that requests a copy. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC, which includes a copy of our Articles. The material we file with the SEC may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.
Subject to the provisions of our Articles, the directors, secretary and officers shall be held harmless for any acts or omissions in the performance of their duties in the absence of willful negligence, willful default, fraud or dishonesty. Our Articles contain provisions for the indemnification of directors, officers and the secretary against liabilities to third parties arising in connection with the performance of their services by us, to the extent approved by a majority of the disinterested members of the board of directors. Expenses may be advanced to indemnified parties if approved by a majority of the disinterested directors.
Registration Rights
The holders of our ordinary shares prior to our initial public offering were given certain registration rights pursuant to a shareholders’ agreement, dated August 11, 2004, or our Shareholders’ Agreement. Pursuant to our Shareholders’ Agreement, Greenlight Capital Investors, LLC, or GCI, had the right to unlimited demand registration rights once we were eligible to use Form S-3 (or similar short form registration statements). GCI assigned its demand registration rights under the Shareholders’ Agreement, with our consent, to David Einhorn, our chairman of the board, on January 3, 2007. Pursuant to the Shareholders’ Agreement, David Einhorn is entitled to registration rights for all of his Class B ordinary shares, including those acquired in a private placement in May 2007. We will not be required to effect more than two registrations pursuant to the demand rights in any 12 month period.
The registration rights described above can be modified on a pro rata basis if the managing underwriters for the registered offering believe modification is necessary due to market considerations. We are required to bear all expenses of all registration (exclusive of underwriting discounts and commissions, transfer taxes and fees and expenses of more than one counsel (and one local counsel, as reasonably required) for all selling shareholders).
Transfer Restrictions
Our Articles contain several provisions restricting the transferability of our ordinary shares. Our Articles provide that, if our board of directors determines in its sole and absolute discretion that:

•	any transfer of shares would violate the ownership limitations described above; or

•	the transfer would result in an increased risk of adverse tax, regulatory or legal consequences to us or any of our shareholders,

they may decline to register such transfer and, if not registered, would be of no effect. Our Articles also provide that in the event that our board of directors determines that an ownership limitation has been violated as a result of any transfer, we shall have the option, but not the obligation, to purchase all or any part of the ordinary shares, to the extent we determine it is necessary or advisable to avoid or cure any adverse or potentially adverse consequences resulting from such transfer.
In connection with any transfer of ordinary shares, and in addition to the certification requirement described above, holders of ordinary shares will only be able to transfer their ordinary shares in compliance with the provisions of the Securities Act.
Differences in Corporate Law
The Companies Law, which applies to us, differs in certain material respects from laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of Companies Law (including modifications adopted pursuant to our Articles) applicable to us which differ in certain respects from provisions of

Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Cayman Islands law that may be relevant to us and our shareholders.
Interested Party Transactions
No one will be disqualified from being elected director or appointed an alternate director because he has contracted with us. Likewise, none of our contracts will be deemed void because any director or alternate director is an interested party in such transaction. We will not hold any interested party liable for monies owed to us under such contract or transaction. A director (or his alternate director in his absence) may participate in the vote in respect of the contract or transaction in which he is interested as long as he disclosed his interest before that matter is considered or voted upon.
A director or alternate director may vote on a contract or transaction where he has an interest as a shareholder, director, officer or employee provided he disclosed the interest.
Under Delaware law such a transaction would be voidable unless:

•
the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors;

•
such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

•
the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Mergers and Similar Arrangements
We may petition the Cayman Islands courts to allow us to enter into a scheme of arrangement whereby we amalgamate with another Cayman Islands company or with a body incorporated outside of the Cayman Islands if each class of shareholders representing 75% in value of each class of shareholder of the company is present and voting at a general meeting of each class of shareholders’ vote in favor of the proposed scheme. Assuming that shareholder approval is obtained, we must request a court hearing sanctioning the scheme of arrangement. Any shareholder may attend and be heard at this hearing to argue that the scheme ought not to be sanctioned and the Cayman Islands court can take any matter into account when considering whether or not to sanction the scheme of arrangement. If the court sanctions such a scheme then it becomes binding on all the shareholders whether or not they voted for or voted against the scheme. If the scheme of arrangement receives sanction of the Cayman Islands court, the court order must be filed with the Cayman Islands Registrar of Companies in order to become effective. Thereafter, the provisions of the scheme of arrangement can be put into place.
We may also enter into a merger (the merging of two or more constituent companies with one company remaining as the surviving company) or consolidation (the combination of two or more companies into a consolidated company) without court approval in certain circumstances. Under this method, each constituent board of directors must adopt a written plan describing the terms and conditions of the proposed merger or consolidation and each constituent company’s shareholders must authorize the plan by way of a special resolution (normally, and as a minimum, a two thirds majority of the shareholders voting together as one class).
Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.
Shareholders’ Suits
Under Cayman Islands law the general principle is that a shareholder cannot bring an action in his own name against those in control of the company if the cause of action is vested in the company and relief is accordingly sought on behalf of the company.
The exceptions to this general principle are:

•	where the alleged wrong is illegal or ultra vires the company;

•	where the applicable transaction required, but did not receive, sanction by a special resolution or special majority of shareholders;

•
where what has been done amounts to a fraud on the minority shareholders and the wrongdoers are in control of the company as directors or majority shareholder (in this context, fraud has its wider equitable meaning); or

•
where the act complained of infringes a personal right of the shareholder seeking to bring the action. In any of these situations, the Grand Court may grant permission for the aggrieved shareholder(s) to bring a derivative action for the benefit of the company against the wrongdoers. The court may order the legal costs of commencing and progressing the action to be paid by the company.

Class actions are generally not available to shareholders under the laws of the Cayman Islands, although there is power under the Grand Court rules to make a representation order pursuant to which one person is appointed to represent other persons who have the same interest in the proceedings. The Grand Court rules also provide a regime for the recovery of costs by a successful party in litigation against an unsuccessful party. Although an order for costs is at the discretion of the court, a winning party will usually be entitled to recover a portion of attorneys’ fees for the litigation.
An alternative remedy available to shareholders under Cayman Islands law is to petition the Grand Court for an order that it is just and equitable to wind up the company. If a winding up order is made, the company will go into liquidation.
Indemnification of Directors
We may indemnify our directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any willful negligence, willful default, breach of duty or breach of trust of which a director or officer may be guilty in relation to us other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if:

•	such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

•	with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

We will indemnify each of our directors, agents and officers out of our assets against any liability incurred by them as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by their own willful negligence, willful default, fraud or dishonesty. No such director, agent or officer shall be liable to us for any loss or damage in carrying out his functions unless their liability arises through willful negligence, willful default, fraud or dishonesty of such director, agent or officer.
Inspection of Corporate Records
Members of the general public do not have the right to inspect our corporate or constitutive documents. A shareholder of a Cayman Islands company has the right to request the company send him a copy of its memorandum and articles of association in force, on payment of a maximum sum of one Cayman Islands dollar for each copy. In addition, our Articles provide that our board of directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations our accounts and books or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any of our accounts or books or documents except as conferred by statute, or authorized by our board of directors or by us in general meeting. Also, the directors may from time to time cause to be prepared and to be laid before us in general meeting financial statements and such other reports and accounts as may be required by law. We are also required to keep a register of mortgages and charges, which is open to inspection by any creditor or shareholder at all reasonable times.
We are not required to, but may, maintain our share register in the Cayman Islands. We are required to keep at our registered office a register of our directors and officers, which is not open for inspection by members of the public. Our registered office is located at 65 Market Street, Suite 1207, Camana Bay, P.O. Box 31110, Grand Cayman, KY1-1205, Cayman Islands.

Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A ordinary shares is Computershare. Its address is 480 Washington Boulevard, Jersey City, NJ 07310 and its telephone number at this location is (201) 680-2464.
Listing
Our Class A ordinary shares are listed on the Nasdaq Global Select Market under the trading symbol “GLRE.”

DESCRIPTION OF DEPOSITARY SHARES
The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of Class A ordinary shares or preferred shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered.
General
We may issue depositary shares that represent Class A ordinary shares or preferred shares. The Class A ordinary shares or preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable Class A ordinary shares or preferred shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the Class A ordinary shares or preferred shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
We may, at our option, elect to offer fractional shares of Class A ordinary shares or preferred shares, rather than full Class A ordinary shares or preferred shares. In the event we exercise this option, we will issue receipts for depositary shares to the public, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a Class A ordinary share or a share of a particular series of Class A ordinary shares or preferred shares as described below.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited Class A ordinary shares or preferred shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited Class A ordinary shares or preferred shares to the record holders of depositary shares relating to the Class A ordinary shares or preferred shares, in proportion to the numbers of the depositary shares owned by such holders.
In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Redemption or Repurchase of Shares
Subject to the Companies Law, if a series of Class A ordinary shares or preferred shares represented by depositary shares is to be redeemed or repurchased, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption or repurchase, in whole or in part, of each series of Class A ordinary shares or preferred shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption or repurchase price per share payable in respect of the Class A ordinary shares or preferred shares so redeemed or repurchased. Whenever we redeem or repurchase Class A ordinary shares or preferred shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing Class A ordinary shares or preferred shares redeemed or repurchased. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.
Withdrawal of Shares
Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of Class A ordinary shares or preferred shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of Class A ordinary shares or preferred shares on the basis described in an applicable prospectus supplement for such series of Class A ordinary shares or preferred shares, but holders of whole Class A ordinary shares or preferred shares will not thereafter be entitled to deposit the Class A ordinary shares or preferred shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole Class A ordinary shares or preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting Deposited Class A Ordinary Shares or Preferred Shares
Upon receipt of notice of any meeting at which the holders of any series of deposited Class A ordinary shares or preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of Class A ordinary shares or preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of Class A ordinary shares or preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the Class A ordinary shares or preferred shares represented by the holder’s depositary shares.
The depositary will attempt, insofar as practicable, to vote the amount of such series of Class A ordinary shares or preferred shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the Class A ordinary shares or preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing the Class A ordinary shares or preferred shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares representing Class A ordinary shares or preferred shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of Class A ordinary shares or preferred shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Class A ordinary shares or preferred shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•
a final distribution in respect of the Class A ordinary shares or preferred shares has been made to the holders of depositary shares in connection with any of our liquidation, dissolution or winding up; or

•	upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of Class A ordinary shares or preferred shares and any redemption or repurchase of the Class A ordinary shares or preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of Class A ordinary shares or preferred shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such Class A ordinary shares or preferred shares are paid by the holders thereof.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous
The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited Class A ordinary shares or preferred shares.
Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts, Class A ordinary shares or preferred shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES
As used in this “Description of Debt Securities” section of this prospectus, all references to “we,” “us,” “our” and similar expressions are references to Greenlight Re and do not include any of Greenlight Re’s subsidiaries or other affiliates.
Senior Debt Indenture and Subordinated Debt Indenture
We may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture between us and Computershare Trust Company, N.A. We will issue any subordinated debt securities pursuant to a subordinated debt indenture between us and Computershare Trust Company, N.A.
The senior debt indenture and the subordinated debt indenture will be substantially identical except that the subordinated debt indenture, unlike the senior debt indenture, will provide for debt securities that are specifically made junior in right of payment to our other specified indebtedness. Neither the senior debt indenture nor the subordinated debt indenture will limit the aggregate principal amount of indebtedness that we may issue from time to time.
Forms of the senior debt indenture and the subordinated debt indenture are included as exhibits to the registration statement of which this prospectus forms a part. The following description provides a general summary of the material terms and conditions of each of these indentures and the debt securities that may be issued pursuant to these indentures. The indentures may contain language which expands upon or limits the statements made in this prospectus, and prospectus supplements and supplemental indentures may contain material terms and provisions of any debt securities. Accordingly, we strongly encourage you to refer to the indentures, all prospectus supplements and all relevant supplemental indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.
Senior and Subordinated Debt Securities
The debt securities will be our senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of “subordinated” debt. Events that may trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.
We may issue the senior debt securities, pursuant to the senior debt indenture, in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking in right of payment. The senior debt securities also will rank equally in right of payment with all our other unsubordinated indebtedness.
Unsecured senior indebtedness issued pursuant to the senior debt indenture will be effectively junior to any of our secured indebtedness to the extent of the assets securing such secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or a foreclosure under a loan agreement relating to any secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on unsecured senior indebtedness issued under the senior debt indenture to the extent of the assets securing such secured indebtedness.
The debt securities issued under the subordinated debt indenture will be subordinated in right of payment in respect of principal, any premium and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption “Subordination Under the Subordinated Debt Indenture.”
Additionally, the indebtedness issued pursuant to both the senior and subordinated indentures will be structurally subordinated to any indebtedness and other obligations of our subsidiaries (other than any subsidiaries that become guarantors of the indebtedness issued pursuant to the indentures). In the event of a bankruptcy, receivership, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the shares of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of a subsidiary to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.
We conduct our operations through two wholly-owned subsidiaries, which generate a substantial portion of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are a major source of funds necessary for us to meet our debt service and other obligations. Contractual provisions, laws or regulations, as well as the subsidiary’s financial condition and operating requirements, may limit our ability to obtain cash required to pay our debt service obligations, including payments on the debt securities. We are a holding company that depends on the ability of our subsidiaries to pay dividends to us in order to service our debt obligations.
Prospectus Supplements
We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. We strongly encourage you to read it carefully. In the prospectus supplement, we will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	the denominations in which the debt securities will be issued;

•	the aggregate principal amount of the debt securities to be issued;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•
in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

•
whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•
the dates on which interest on the debt securities shall be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•
the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and where notices and demands may be delivered to or upon us pursuant to the indenture;

•
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•
our obligations, if any, to redeem, repay or purchase debt securities prior to the maturity date, to set aside funds or other assets or make periodic payments to a sinking fund or provide security for any redemption or purchase through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, or set aside such assets, make such payments or provide such security pursuant to such obligations, and the other terms and conditions of such obligations;

•
the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•
any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, grant liens, redeem shares, pay dividends, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

•
the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for our Class A ordinary shares, preferred shares or other securities or property (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•
to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•
if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•
the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•
if the principal amount payable at the stated maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof that shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	the depositary for global or certificated debt securities;

•
whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form (In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security.);

•
any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities, (3) the offer, sale or delivery of bearer debt securities, or (4) the payment of interest on such bearer debt securities. (A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances.);

•	certain U.S. federal income tax consequences and special considerations applicable to the debt securities;

•
any Cayman Islands tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any proposed listing of the debt securities on a securities exchange;

•
whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•
if the debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	the date as of which such securities shall be dated if other than the date of original issuance thereof;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar, collateral agent or other agent with respect to the debt securities;

•	whether interest on such securities shall be computed on the basis of a 360 day year comprised on 12 30 day months;

•
whether the forms of such securities and coupons, if any, have been duly authorized by board resolution or by a supplemental indenture thereto and established in conformity with the applicable indenture;

•	in the case of subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities; and

•	any other specific terms of the debt securities, including any other terms that may be required by or advisable under applicable laws or regulations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.
Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below the stated principal amount of such debt securities. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Global Debt Securities
We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.
We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.
Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.
Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that purchasers of securities regulated by the laws of those jurisdictions take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.
As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.
We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Greenlight Re, the indenture trustee or any other agent of Greenlight Re or of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.
We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.
Covenants Applicable to the Debt Securities
Consolidation, Merger, Amalgamation and Sale of Assets. Each of the senior and subordinated debt indentures provides that we will not consolidate with or merge or amalgamate into a third party, or sell or otherwise transfer, other than for cash, all or substantially all of our assets to any third party, in each case unless:

•	either we are the continuing entity in the transaction or the successor entity expressly assumes our obligations under the securities and the indenture;

•	following the completion of the transaction, we or the successor entity in the transaction would not be in default in the performance of the covenants and conditions contained in the indenture; and

•
a specified Officer’s Certificate and an Opinion of Counsel are delivered to the Trustee, each stating that such consolidation, merger, amalgamation, sale or other transfer, as the case may be, and any supplemental indenture pertaining thereto, comply with the indenture.

The limitations on the transactions described above do not apply to a recapitalization, change of control, or highly leveraged transaction unless the transaction involves a consolidation, merger or amalgamation into a third party, or a sale or other transfer, other than for cash, of all or substantially all of our assets to a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price, or otherwise protect debt security holders in the event of any recapitalization, change of control, or highly leveraged transaction.
The prospectus supplement for each series of debt securities may contain additional covenants.
Events of Default
Unless we provide other or substitute Events of Default in a prospectus supplement, each of the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•
default in the payment of any interest on the series of debt securities when the same becomes due and payable, and continuation of such default for a period of 30 days and the interest payment date has not been properly extended or deferred;

•	default in the payment of the principal of, or premium, if any, on, the debt securities when the same becomes due and payable;

•	default in the payment of any sinking fund installment as and when the same shall become due and payable;

•
default in the observance or performance of any covenant or agreement of ours contained in the indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this section) (other than a covenant or agreement included in the indenture solely for the benefit of a series of securities other than such series issued pursuant to the indenture), and continuation of such default for a period of 90 days after notice has been given by the holders of at least 25% in aggregate principal amount of the outstanding securities of all series affected thereby;

•
default (i) in any scheduled payment of principal of any of our indebtedness (other than with respect to such series of the debt securities and other than non-recourse indebtedness), having an aggregate principal amount outstanding of at least $50 million, when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any of our indebtedness (other than with respect to such series of the debt securities and other than non-recourse indebtedness) having an aggregate principal amount outstanding of at least $50 million that results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been cured, waived, rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 30 days after notice has been given;

•	certain events relating to our bankruptcy, insolvency or reorganization;

•	any other Event of Default provided in a supplemental indenture under certain circumstances.

Each of the senior and subordinated debt indentures provides that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of each affected series of debt securities issued under the relevant indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 25% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.
Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.
Each of the senior and subordinated debt indentures entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, each indenture provides that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indenture or for any remedy available to the trustee.
Each of the senior and subordinated debt indentures provides that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•
the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

Under each indenture, we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist. In addition, we will file with the trustee written notice of a default or an Event of Default within five business days of the occurrence of such default or Event of Default or within five business days of our becoming aware of it.
Defeasance
If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in each of the senior and subordinated debt indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and legal defeasance occurs when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.
If provided for in the prospectus supplement, we may elect legal defeasance and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities of such series have become due and payable, will become due and payable within one year or, if redeemable at our option, are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee. We may make such legal defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.
If provided for in the prospectus supplement, we may elect covenant defeasance and be discharged from certain specified obligations under the covenants contained in the indentures with respect to any debt securities of a series. We may make this covenant defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.
As a condition to any legal defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such defeasance had not occurred. This opinion of counsel, in the case of legal defeasance with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of this prospectus.
We may exercise our legal defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our legal defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants that have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value that will vary depending upon interest rates and other factors.
Modification of the Indentures
Each of the senior and subordinated debt indentures provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•	add covenants that protect holders of debt securities;

•	cure any ambiguity or defect in the indenture, provided that such correction does not adversely affect the holders of the affected debt securities in any material manner;

•	establish forms or terms for debt securities of any series; and

•	evidence a successor trustee’s acceptance of appointment.

Each of the senior and subordinated debt indentures also permits us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under and affected by the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption or change the time at which any debt security may be redeemed;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	make any changes in the ranking or priority of any debt security that would adversely affect the holders of such debt security;

•	impair or affect the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Subordination Under the Subordinated Debt Indenture
The subordinated debt indenture provides that payment of the principal, any premium and interest on debt securities issued under the subordinated debt indenture will be subordinated in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on all our indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by us;

•	for money borrowed by, or obligations of, others that we directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•
issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to the indebtedness listed above.
Senior indebtedness does not include:

•	our subordinated debt securities or junior subordinated debt securities;

•	any of our indebtedness that, by its terms or the terms of the instrument creating or evidencing it, is subordinate or equivalent in right of payment with the subordinated debt securities;

•	our indebtedness to our affiliate;

•	any of our indebtedness to one of our subsidiaries;

•	indebtedness issued in violation of the instrument creating it; or

•	any guarantee by us of indebtedness of another person that would not constitute “senior indebtedness” of such person under this definition.

The subordinated debt indenture does not limit the amount of senior indebtedness that we can incur.
The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•
that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.
Conversion Rights
If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our Class A ordinary shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our Class A ordinary shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Cayman Islands law and our Articles.

Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase Class A ordinary shares and preferred shares. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.
Warrants
The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:

•	the title of the warrants;

•	the securities (which may include preferred shares or Class A ordinary shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•
if applicable, the designation and terms of the preferred shares or Class A ordinary shares with which the warrants are issued, and the number of the warrants issued with each preferred share or Class A ordinary share;

•	if applicable, the date on and after which the warrants and the related preferred shares or Class A ordinary shares will be separately transferable;

•	certain U.S. federal income tax consequences and special considerations applicable to the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the effect of any merger, amalgamation, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price of or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire; and

•	the manner in which the warrant agreement and warrants may be modified.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash the number of preferred shares or Class A ordinary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS
We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our Class A ordinary shares, preferred shares or depositary shares at a future date or dates. The number and price per share of our Class A ordinary shares, preferred shares or depositary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
The applicable prospectus supplement will describe the terms of any share purchase contract and will contain a discussion of certain U.S. federal income tax considerations and special considerations applicable to the share purchase contracts. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts.

MATERIAL TAX CONSIDERATIONS
The following discussion generally summarizes the material Cayman Islands and U.S. federal taxation of our company and the material Cayman Islands and U.S. federal income tax consequences of the ownership and disposition of Class A ordinary shares, preferred shares, warrants and debt securities (collectively, “Interests”) that may be offered from time to time. The statements as to Cayman Islands income tax law set forth below are the opinion of Walkers as to such tax laws (subject to the qualifications, assumptions and factual determinations set forth in such statements). The statements as to United States federal income tax law set forth below are the opinion of Akin Gump Strauss Hauer & Feld, LLP as to such tax laws (subject to the qualifications, assumptions and factual determinations set forth in such statements). Akin Gump Strauss Hauer & Feld, LLP is unable to opine as to issues addressed herein which are primarily factual or which are subject to significant legal uncertainty, including: (i) whether any of Greenlight Re, Greenlight Reinsurance Ltd. or Greenlight Reinsurance Ireland, Ltd. are engaged in a U.S. trade or business, (ii) whether the exemption in the tax treaty between the United States and Ireland from the U.S. excise tax on insurance and reinsurance premiums is applicable to Greenlight Reinsurance Ireland Ltd., (iii) whether any of Greenlight Re, Greenlight Reinsurance Ltd. or Greenlight Reinsurance Ireland, Ltd. is a “passive foreign investment company,” or PFIC, (iv) whether any of Greenlight Re, Greenlight Reinsurance Ltd. or Greenlight Reinsurance Ireland, Ltd. would be considered “controlled foreign corporations”, or CFCs, (v) whether and how the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable United States Department of the Treasury regulations promulgated under the Code (“Regulations”) pertaining to related person insurance income, or RPII, would apply to a holder of our Class A Ordinary Shares, and (vi) whether Section 1248 of the Code would apply to a disposition of our Class A Ordinary Shares. Material tax considerations applicable to the ownership and disposition of Interests also will be described in any related prospectus supplement. Similarly, material tax considerations applicable to the ownership and disposition of other types of securities that may be offered from time to time will be described in any related prospectus supplement. The summary does not purport to be a complete analysis of all of the tax considerations that may be applicable to a decision to acquire the Interests. The tax treatment applicable to you may vary depending on your particular tax situation or status. This summary is based on current law, and future legislative, judicial or administrative changes could affect the information, beliefs and conclusions in this summary, possibly on a retroactive basis. This summary does not address U.S. state or local taxes or any U.S. federal taxes other than income taxes. WE RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN INTERESTS.
Material Cayman Islands Income Tax Considerations
Taxation of Greenlight Re and its Subsidiaries
Under current Cayman Islands law, there is no Cayman Islands income tax, withholding tax, capital gains tax or capital transfer tax payable by us on our income. The Cayman Islands currently impose stamp duties on certain categories of documents; however, we do not anticipate that our operations will involve the payment of any material amount of stamp duties. The Cayman Islands currently impose an annual corporate registration fee upon all exempted companies and we pay an additional annual licensing fee to CIMA in respect of the maintenance of our insurance license. Such fees do not constitute a material expense.
Taxation of Holders of Debt Securities
Under current Cayman Islands laws, payments of principal and interest on debt securities will not be subject to taxation in the Cayman Islands and no withholding tax will be required on such payments to any holder and gains derived from the sale of debt securities will not be subject to Cayman Islands income or corporation tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax. Stamp duty will be payable on the instruments constituting or evidencing debt securities  if executed in, or after execution brought to, or produced before a court of, the Cayman Islands.
Taxation of Shareholders
Under current Cayman Islands laws, payments of dividends on our Class A ordinary shares will not be subject to taxation in the Cayman Islands. In addition, no withholding tax is required on the payment of dividends, nor are gains derived from the sale of Class A ordinary shares subject to Cayman Islands income or corporation tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax. No stamp duty is payable with respect to the issue or transfer of our Class A ordinary shares.

Material U.S. Federal Income Tax Considerations
The following discussion summarizes the material U.S. federal income tax considerations that are relevant to us and the material United States federal income tax consequences to investors of buying, holding and selling Interests. Unless otherwise expressly provided herein, the tax consequences under United States state and local tax laws and foreign tax laws are not addressed. This summary is not a complete analysis of all of the tax considerations that may be relevant to you or your decision to acquire Interests. This summary is based on the Code, applicable United States Department of the Treasury regulations promulgated under the Code, the Regulations, court decisions and administrative interpretations currently in effect. Court decisions and administrative interpretations are not necessarily binding on the IRS. We note that the Code, Regulations, administrative interpretations and court decisions are subject to change, possibly with retroactive effect. Future legislative, judicial or administrative changes could affect the information, beliefs and conclusions in this summary.
Unless otherwise expressly stated herein, this summary only discusses United States federal income tax considerations relevant to United States persons who own our Interests as “capital assets” within the meaning of Section 1221 of the Code. To the extent this summary relates to our debt securities, this summary only discusses United States federal income tax considerations to United States persons who are original purchasers of such debt securities and who purchase the debt securities at their face amount. Unless otherwise noted, this summary does not address aspects of United States federal income taxation that may be relevant to an investor that is subject to special rules such as:

•	an investor that is not a citizen or resident of the United States;

•	a financial institution or insurance company;

•	a mutual fund;

•	a real estate investment trust;

•	a tax-exempt organization;

•	a broker or dealer in securities or foreign currencies;

•	traders in securities that elect to apply a mark to market method of tax accounting;

•	an investor that holds our Interests as part of a hedge, appreciated financial position, straddle, conversion or other risk reduction transaction; or

•
United States persons who own more than 9.9% of the total combined voting power of all classes of our share capital (whether directly, indirectly or constructively under applicable United States tax attribution and constructive ownership rules).

In this summary, we refer to a United States person. We use this term to mean an investor who beneficially owns Interests and who is:

•	an individual citizen or resident of the United States;

•
a corporation or other entity treated as a corporation for United States federal income tax purposes that was created or organized in the United States or under the laws of the United States or of any political subdivision thereof;

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; or

•
any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or (ii) the trust has a valid election in effect under applicable Regulations to be treated as a U.S. person.

If a partnership holds Interests, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership, we recommend that you consult with your own tax advisor regarding the particular consequences to you of owning Interests.
This discussion is not intended to be tax advice. Prior to making an investment in Interests, we recommend that you consult with your own tax advisors in order to understand fully the United States federal, state, local and foreign tax consequences of buying, holding or selling Interests in your particular situation.

Taxation of Greenlight Re and its Subsidiaries
We do not believe we currently operate or will operate in the future in a manner that constitutes being engaged in the conduct of a trade or business in the United States, although we cannot assure you that the IRS will not successfully assert that we are engaged in a trade or business in the United States. Because we believe we do not operate in a manner that constitutes being engaged in the conduct of a trade or business in the United States, we do not expect to be subject to United States federal income tax, except as described below.
The determination as to whether we are engaged in a United States trade or business is factual in nature and must be made annually. Neither the Code nor the applicable Regulations provide a general definition of what constitutes being engaged in a trade or business within the United States, and the limited case law regarding what constitutes being engaged in a United States trade or business does not provide definitive guidance. The case law that exists generally provides that a foreign corporation will be treated as engaged in a United States trade or business if it regularly and continuously carries out business activities in the United States.
If we were deemed to be engaged in a trade or business in the United States, we generally would become subject to United States federal income tax on any taxable income treated as “effectively connected” to such trade or business and such income would be taxed at regular corporate rates. In addition, we would become subject to United States branch profits tax on our earnings and profits that are both “effectively connected” with our trade or business in the United States, with certain adjustments, and deemed repatriated out of the United States. The highest marginal United States federal income tax rates currently are 35% for a corporation’s effectively connected income and 30% for the “branch profits” tax. Our United States federal income tax liability would generally be computed in the same manner that applies to the income of a United States corporation, except that deductions and credits would generally only be available if we filed a United States income tax return. In order to preserve the ability to claim such deductions and credits if we are ultimately determined to be engaged in a U.S. trade or business, and to mitigate potential penalties in that case, each of Greenlight Re and Greenlight Reinsurance, Ltd. timely filed, and intend to continue to timely file, protective United States federal income tax returns.
In addition to the general rule described above regarding non-U.S. corporations that are engaged in a trade or business within the United States, a special rule applies to non-U.S. insurance companies that carry on an insurance business within the United States. Under this rule, a non-U.S. insurance company that carries on an insurance business within the United States is treated as having a certain minimum amount of effectively connected net investment income. This minimum amount of effectively connected net investment income is determined in accordance with a formula that depends, in part, on the proportion of the company’s total reserves that represents risks located in the United States, and in part on an assumed rate of investment return that is promulgated periodically by the IRS. Thus, if Greenlight Reinsurance Ltd. or Greenlight Reinsurance Ireland, Ltd. is considered to be carrying on an insurance business within the United States, it could be subject to U.S. federal income tax on a portion of its investment income, regardless of whether such investment income would be treated as effectively connected with a U.S. trade or business under the standards otherwise applicable.
Even if we are not engaged in a trade or business in the United States, we are subject to United States federal income tax on certain fixed or determinable annual or periodical gains, profits and income, such as dividends and certain interest on investments, if any, from sources within the United States. Generally, this tax is imposed by withholding 30% of the payments, or deemed payments, to us that are subject to this tax, and is eliminated with respect to certain types of United States source income, such as interest on certain debt instruments. If we are treated as engaged in the conduct of a trade or business in the United States, the 30% withholding tax only applies to payments to us that are not effectively connected with such trade or business.
The United States also imposes an excise tax on insurance and reinsurance premiums paid to Greenlight Reinsurance, Ltd. with respect to insureds located in the United States at a rate of (i) 4% for direct casualty insurance and indemnity bond premiums and (ii) 1% for reinsurance premiums and for direct insurance premiums for life, sickness and accident policies and annuity contracts. Greenlight Reinsurance Ireland, Ltd. has entered into a closing agreement with the IRS, pursuant to which payors of insurance or reinsurance premiums are not required to withhold this tax from such payments they make to Greenlight Reinsurance Ireland, Ltd. We believe that Greenlight Reinsurance Ireland, Ltd. is exempt from the excise tax under the tax treaty between the United States and Ireland, but there can be no assurance that the IRS would agree with this conclusion.
Taxation of Holders of Debt Securities
Interest Payments. Interest paid to you on a debt security will be includible in your gross income as ordinary interest income in accordance with your regular method of tax accounting. In addition, interest on the debt securities will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive income, or, in the case of certain United States persons that hold our debt securities, active income.
Sale, Exchange, Redemption and Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, you will recognize taxable gain or loss equal to the difference, if any, between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest which will be taxable as interest) and (ii) your adjusted tax basis in such debt security. Your adjusted tax basis in a debt security generally will equal your cost of acquiring such debt security.
Gain or loss recognized on the disposition of a debt security generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the debt security exceeds one year. Such long-term capital gain is currently taxed at favorable tax rates. Otherwise, such gain or loss will be short-term capital gain or loss. The deductibility of capital losses by United States persons that hold our debt securities is subject to limitations.
Information Reporting and Backup Withholding. Paying agents and custodians located in the United States will be required to comply with certain IRS information reporting requirements with respect to payments of interest on the debt securities payable to you or to paying agents or custodians located in the United States. In addition, you may be subject to backup withholding at the rate of 28% with respect to interest paid by such persons, unless you:

•	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

The backup withholding tax is not an additional tax and may be credited against your regular United States federal income tax liability.
Sales of debt securities through brokers by certain United States persons that hold our debt securities also may be subject to backup withholding (subject to the exceptions described above). Sales by corporations, certain tax-exempt entities, individual retirement plans, real estate investment trusts, certain financial institutions, and other “exempt recipients” as defined in applicable Regulations currently are not subject to backup withholding.
We recommend that you consult with your own tax advisor regarding the possible applicability of the backup withholding provisions to sales of debt securities.
Taxation of Holders of Warrants
Purchase or Exercise of Warrant. The purchase or exercise of a warrant will not generally give rise to the recognition of any taxable income or gain for United States federal income tax purposes. Any amounts paid for a warrant, in addition to the amount paid upon exercise of the warrant, will be taken into account in determining the basis of the shares acquired through the exercise of such warrant. The holder will generally recognize taxable gain or loss only when the shares acquired through the exercise of the warrant are sold, exchanged, or otherwise disposed of. In determining whether gain or loss recognized on the disposition of shares acquired through the exercise of a warrant is long-term or short-term, the holding period of the shares begins on the date of the exercise of the warrant. In the event a holder’s warrant expires unexercised, such holder will generally recognize a capital loss in the amount of the holder’s tax basis in such warrant.
Special considerations apply in the event that, as discussed below under “Taxation of Shareholders - Passive Foreign Investment Companies,” Greenlight Re, Greenlight Reinsurance, Ltd. or Greenlight Reinsurance Ireland, Ltd. is a PFIC. Under the PFIC rules, a warrant holder is treated as owning the stock of the PFIC which it would acquire upon exercise of the warrant. Thus, upon disposition of the warrant, the holder would be subject to the “excess distribution” rules for holders of PFIC stock, described below in “Taxation of Shareholders - Consequences of PFIC Status,” and its holding period for the stock for purposes of computing the tax consequences would include the holding period for the warrant. Further, while as discussed below under “Taxation of Shareholders -Passive Foreign Investment Companies” a holder of PFIC stock may mitigate some of the negative consequences of owning PFIC stock by making a timely qualified electing fund election, which we refer to as a QEF election, with respect to such stock, a holder of a warrant cannot make a QEF election with respect to such warrant. Accordingly, if any of Greenlight Re, Greenlight Reinsurance, Ltd. or Greenlight Reinsurance Ireland, Ltd. is a PFIC, a holder of warrants may incur negative U.S. federal income tax consequences under the PFIC rules with respect to its ownership of warrants.

Taxation of Shareholders
Taxation of Dividends. Subject to the discussion below regarding passive foreign investment companies, controlled foreign corporations and related person insurance income, cash distributions paid with respect to our Class A ordinary shares will constitute ordinary dividend income to you to the extent paid out of our current or accumulated earnings and profits, and you generally will be subject to United States federal income tax upon your receipt of such dividends. If you are not a corporation or an entity treated as a corporation under United States federal income tax law, dividends paid to you generally will be taxable to you at a maximum rate of 20% if:

•	the dividends constitute “qualified dividend income”; and

•	you hold our Class A ordinary shares for more than 60 days out of the 121-day period that begins 60 days before the ex-dividend date and meet other holding period requirements.

Any dividends paid on our Class A ordinary shares generally will be “qualified dividend income,” provided that our Class A ordinary shares are readily tradable on an established securities market in the United States. Under current United States Department of the Treasury guidance, our Class A ordinary shares would be so treated if they are listed on the Nasdaq Global Select Market. Dividends paid on our Class A ordinary shares to a corporate shareholder generally will not be eligible for the dividends received deduction.
To the extent we make distributions on our Class A ordinary shares that exceed our current and accumulated earnings and profits, you will be treated as having received a return of your tax basis in our Class A ordinary shares, and any amount we distribute in excess of your tax basis generally will be treated as gain from the sale of a capital asset.
We recommend that you consult with your tax advisor regarding the taxation of any dividends on our Class A ordinary shares.
Passive Foreign Investment Companies. In general, a foreign corporation is deemed to be a PFIC if:

•	75% or more of its gross income constitutes “passive income”; or

•	50% or more of its assets produce, or are held for the production of, “passive income.”

In determining whether any of Greenlight Re, Greenlight Reinsurance, Ltd. or Greenlight Reinsurance Ireland, Ltd. is a PFIC, each of them is treated as if it directly owned its proportionate share of the assets and received its proportionate share of the income of any other corporation of which it is a 25% or greater shareholder (by value). Under this look-through rule, Greenlight Re is deemed to own its proportionate share of the assets and to have received its proportionate share of the income of Greenlight Reinsurance, Ltd., Greenlight Reinsurance Ireland, Ltd. and Verdant Holding Company, Ltd.
For purposes of the PFIC tests, “passive income” generally includes interest, dividends, annuities and other investment income. The PFIC rules contain an express exception for income that is derived in the active conduct of an insurance business by a corporation predominantly engaged in an insurance business, which we refer to as the Insurance Company Exception.
The Insurance Company Exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income. Although the PFIC rules are not entirely clear, we believe that the characterization of income and assets of an insurance company are maintained when the look-through rule described above is applied. However, there is very little authority as to what constitutes the active conduct of an insurance business or being predominantly engaged in such business. In particular, there is uncertainty as to what constitutes the appropriate levels of financial reserves and risk transfer with respect to an insurance contract. Therefore, our income could be considered passive income derived outside of the active conduct of our insurance business if it is earned from:

•	investments that are attributable to financial reserves in excess of the reasonable needs of our insurance business; or

•	non-traditional insurance activities that do not contain sufficient risk transfer.

We believe that, after applying the standards set forth above, (i) the percentage of our gross income that may be deemed to be passive income, and (ii) the percentage of our assets that may be deemed held for the production of passive income, were both below the applicable threshold for PFIC status for tax year 2014. Accordingly, we do not believe that we will be deemed a PFIC for 2014, and we intend to conduct our business activities such that we will not be deemed a PFIC thereafter. However, we cannot assure you that the IRS will not disagree with our interpretation of the Insurance Company Exception and successfully challenge our position that we qualify for the exception. In addition, the IRS may issue regulatory or other guidance that applies on either a prospective or retroactive basis under which we may fail to qualify for the Insurance Company Exception. For example, the IRS announced in Notice 2003-34 that it intends to scrutinize the activities of purported insurance companies organized outside the United States, including insurance companies that invest a significant portion of their assets in alternative investment strategies, and will apply PFIC rules where it determines a foreign corporation is not an insurance company for United States federal income tax purposes. In addition, in 2015 the IRS issued proposed regulations in an attempt to define the foreign insurance company exception under Code Section 1297(b)(2)(B). Code Section 1297(b)(2)(B) provides an exclusion from “passive income” for income derived in the active conduct of an insurance business, by a corporation predominantly engaged in the insurance business and which would be taxable under subchapter L, if it were a domestic corporation. We cannot predict whether or what, if any, regulations will be adopted. We recommend that you consult with your own tax advisor to assess your tolerance of this risk.
If we are PFICs, you may be able to mitigate certain of the negative tax consequences if you are able to make:

•	a timely QEF election with respect to our Class A ordinary shares;

•	a protective QEF election with respect to our Class A ordinary shares; or

•	a mark to market election with respect to the first taxable year in which we are considered PFICs during your holding period in our Class A ordinary shares.

As described below, the availability of these elections is uncertain as a matter of law and in certain cases requires that we provide certain information. We cannot assure you that we will be able to provide information necessary for you to make a QEF election with respect to us or any other lower-tier corporation such as a subsidiary we own and which are also PFICs.
Consequences of PFIC Status. If we are PFICs and you do not make a timely QEF election, you generally will be subject to a special tax and an interest charge at the time you:

•	sell our Class A ordinary shares; or

•
receive an “excess distribution” with respect to our Class A ordinary shares. You will be treated as if you received an “excess distribution” if the amount of the distributions that you receive are more than 125% of the average distributions with respect our Class A ordinary shares during the three preceding taxable years (or the period in which you held our Class A ordinary shares if shorter).

In addition, a portion of any gain you recognize upon sale of our Class A ordinary shares may be recharacterized as ordinary income. Further, any dividends you receive from us if we are PFICs will not constitute qualified dividend income and will not be eligible for the reduced 20% rate of tax (if available). If you own our Class A ordinary shares during any taxable year in which we are PFICs, your Class A ordinary shares will generally be treated as shares in a PFIC for all subsequent years. In addition, if you hold our Class A ordinary shares during any period we are PFICs, you will be treated as owning a proportionate amount of any shares we own. Therefore, if we are PFICs, you would also be subject to the PFIC rules on a separate basis with respect to your indirect interests in any lower-tier PFICs we own. Under recently applicable Regulations, you are required to disclose annually your ownership of a PFIC on Form 8621 filed with your U.S. federal income tax return even if you do not make a QEF election or a mark to market election, described below.
Although we may conclude in any year that we reasonably believe that we are not PFICs, the application of the PFIC rules to us may be uncertain. The IRS might ultimately conclude that we and our subsidiaries are PFICs in any such tax year, which would create significant adverse tax consequences for you.
Timely QEF Election. If we are PFICs and you make a QEF election, you will be currently taxable on your pro rata share of our ordinary earnings and net capital gain regardless of whether or not we make any distributions. Your basis in our Class A ordinary shares will be increased to reflect such taxed but undistributed income and any subsequent distributions of previously taxed income will reduce your basis and will not be taxed again as a distribution to you.
In general, you must annually file a separate Form 8621 for each PFIC in which you are a direct or indirect owner during the year with your United States federal income tax return. If you wish to make a QEF election, you must make such election on a timely filed Form 8621 for the first taxable year to which the election is to be effective. In certain circumstances, you may be able to make a retroactive QEF election at a later date. Unless you own, directly, indirectly or through attribution, less than 2% of the vote and value of each class of our shares for any taxable year, which we refer to as a 2% United States shareholder (defined below), a retroactive QEF election may not be available to you if you have not previously preserved your right to make a retroactive QEF election.

Protective QEF Election. You may preserve your right to make a retroactive QEF election by filing a protective statement signed under penalty of perjury with the IRS for the first taxable year in which you acquire our Class A ordinary shares and you reasonably believe that we are not PFICs for the taxable year. The protective statement must generally contain statements describing:

•
your basis (including application of the 75% income and 50% asset tests and other factors) for your reasonable belief that we were not PFICs for our taxable year ending with or within your first taxable year to which the protective statement applies;

•	your agreement extending the periods of limitations on the assessment of your PFIC related taxes for all taxable years to which the protective statement applies;

•	your name, address and certain identifying information with respect to you and us; and

•
information and representations regarding the highest percentage of shares of each class of our shares that you held directly or indirectly during your first taxable year to which the protective statement applies.

In general, filing the protective statement with respect to a taxable year by itself does not obligate you to include your pro rata share of our earnings into income for such taxable year if we are not PFICs for such taxable year. The filing simply preserves your ability to make a retroactive QEF election with respect to such taxable year and may protect you from some of the more severe penalties under the PFIC rules. If you make a valid retroactive QEF election with respect to our shares and we are treated as PFICs, you will be taxed on your cumulative annual pro rata share of our ordinary earnings and net capital gains (regardless of whether any distributions were received) as if you made such elections on a timely basis (i.e., on a non-retroactive basis), plus an interest charge to eliminate the tax deferral arising from the retroactive election.
In general, if you are a shareholder that is a United States person that owns, directly, indirectly, or constructively less than 2% of the vote and value of each class of stock of the foreign corporation (a “2% United States shareholder”), you are not always required to file a protective statement in order to preserve your ability to make a retroactive QEF election with respect to such taxable year. If you are a 2% United States shareholder, you generally may make a retroactive QEF election with respect to Class A ordinary shares in a taxable year if we have indicated in a public document that, with respect to that taxable year:

•	we reasonably believe that we should not be PFICs; or

•	in certain circumstances, we are unable to conclude whether we are PFICs, but reasonably believe that, more likely than not, we ultimately will not be PFICs.

In light of the uncertainty and lack of guidance regarding the application of the PFIC rules to companies engaged in an insurance business, you may wish to consider filing a protective statement with respect to us for the first taxable year in which you hold our Class A ordinary shares in order to preserve your ability to make a retroactive QEF election, if otherwise eligible to make the such election. We recommend that you consult with your own tax advisor regarding the mechanics and effects of filing a protective statement with respect to your ownership of our Class A ordinary shares and making a retroactive QEF election in the event it is subsequently determined that we are deemed to be PFICs in any particular year.
Mark to Market Election. If our Class A ordinary shares are treated as “marketable stock”, you may make a mark to market election. If you do so, you will not be subject to the PFIC rules described above. Instead, you will include as ordinary income or loss the difference between the fair market value of our Class A ordinary shares at the end of the taxable year and your adjusted basis. However, ordinary losses are limited by the net amount you previously included in income as a result of the mark to market election. Your basis in the Class A ordinary shares will be adjusted to reflect any such income or loss amounts.
The mark to market election is only available if our Class A ordinary shares are regularly traded on certain United States securities exchanges, including the Nasdaq Global Select Market, or other exchanges designated by the United States Department of the Treasury. Our Class A ordinary shares will be treated as regularly traded for a calendar year if they are traded for at least 15 days during each calendar year quarter.
In addition, the benefit of a mark to market election may not be available at all. This is because it is unclear whether the mark to market election is available to a publicly-traded holding company that becomes a PFIC because of its lower-tier PFIC subsidiaries. The Code and the Regulations currently do not allow a mark to market election with respect to the stock of lower-tier PFICs that are non-marketable. There is also no provision that specifically provides that a mark to market election with respect to the stock of a publicly-traded holding company effectively exempts the lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. If you make a mark to market election with respect to Greenlight Re, you may continue to be subject to PFIC tax treatment with respect to Greenlight Reinsurance, Ltd. and/or Greenlight Reinsurance Ireland, Ltd., to the extent that either or both entities are PFICs, in the absence of a QEF election with respect to such entities, and to additional inclusions of taxable income, if such a QEF election is made. We recommend you consult your tax advisor as to the possibility of making a QEF election with respect to your indirect ownership of the shares of Greenlight Reinsurance, Ltd. and/or Greenlight Reinsurance Ireland, Ltd.
If you have not made a proper QEF election in the first year of holding the Class A ordinary shares but you make a mark to market election in the following year, then, with respect to that following year:

•	gain upon disposition of our Class A ordinary shares;

•	deemed gain under the mark to market regime; or

•	“excess distributions”

generally will be subject to the special tax and interest charges of the PFIC rules.
We recommend that you consult with your own tax advisor to determine whether the mark to market tax election is available to you and the consequences resulting from such election.
Possible Classification of Greenlight Re, Greenlight Reinsurance, Ltd. and/or Greenlight Reinsurance Ireland, Ltd. as Controlled Foreign Corporations. In this section of the summary, we refer to “United States 10% shareholders” as United States persons who:

•	own, directly or indirectly through foreign entities 10% or more of the total combined voting power of all classes of stock of a foreign corporation; or

•
are considered to own, generally through attributions from family members, partnerships, estates, trusts or 10% controlled corporations, 10% or more of the total combined voting power of all classes of stock of a foreign corporation.

Certain United States 10% shareholders that own, directly or indirectly through foreign entities, shares of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any taxable year, are required to include in their gross income for United States federal income tax purposes their pro rata share of the CFC’s “subpart F income” for such year.
Subpart F income generally includes:

•	passive investment income, such as interest, dividends or certain rent or royalties; and

•
certain insurance income, including underwriting and investment income that is attributable to the issuing or reinsuring of any insurance or annuity contract, and that, absent an exception, generally would be taxed under the insurance company provisions of the Code if such income were the income of a United States insurance company.

We expect that all of our income will be subpart F income. Subpart F income inclusion generally is applicable to United States 10% shareholders that have a direct or indirect ownership interest in a CFC on the last day of the taxable year of the CFC. The subpart F income inclusion is required even if the subpart F income is not distributed. In addition, United States 10% shareholders of a CFC may be deemed to receive taxable distributions to the extent the CFC increases the amount of its earnings that are invested in certain specified types of United States property.
In general, a foreign corporation is treated as a CFC only if its United States 10% shareholders collectively own more than 50% of the total combined voting power or total value of the corporation’s stock. However, for purposes of taking into account subpart F insurance income, a foreign corporation such as Greenlight Reinsurance, Ltd. or Greenlight Reinsurance Ireland, Ltd. generally will be treated as a CFC if more than 25% of the total combined voting power or total value of its stock is owned by United States 10% shareholders (including, for this purpose, domestic U.S. partnerships that are shareholders in us.
Our Articles provide voting and ownership limitations designed to reduce the risk that we would be considered CFCs. With those limitations, we do not believe that we should be CFCs. However, because of the complexity of the attribution rules contained in the Code and the uncertainty of the effectiveness of these voting and ownership limitations, we cannot assure investors that this will be the case.
If you are a United States 10% shareholder and we are CFCs, the rules relating to PFICs generally would not apply to you. However, certain subpart F income may be taxable at higher rates than if such income were taxable under the PFIC regime where a valid QEF election has been made.
We recommend that you consult with your own tax advisor to determine whether your ownership of our Class A ordinary shares will cause you to become a United States 10% shareholder and the impact of such a classification.
Related Person Insurance Income. A different definition of CFC is applicable in the case of a foreign corporation which earns RPII. RPII is subpart F insurance income attributable to insurance policies or reinsurance contracts where the person that is directly or indirectly insured or reinsured is a RPII shareholder or a related person to the RPII shareholder. A RPII shareholder is a United States person who owns, directly or indirectly through foreign entities, any amount of our Class A ordinary shares. Generally, for purposes of the RPII rules, a related person is someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons which control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock after applying certain constructive ownership rules.
For purposes of taking into account RPII, and subject to the exceptions described below, each of Greenlight Reinsurance, Ltd. and Greenlight Reinsurance Ireland, Ltd. will be treated as a CFC if our RPII shareholders collectively own, indirectly, 25% or more of the total combined voting power or value of their respective shares on any day during a taxable year. If Greenlight Reinsurance, Ltd. and/or Greenlight Reinsurance Ireland, Ltd. is a CFC for an uninterrupted period of at least 30 days during any taxable year under the special RPII rules, and you own Class A ordinary shares on the last day of any such taxable year, you must include in gross income for United States federal income tax purposes your allocable share of the RPII of the entity that was a CFC for the entire taxable year, subject to certain modifications.
RPII Exceptions. The RPII rules do not apply if:

•
direct and indirect insureds and persons related to such insureds, whether or not United States persons, are treated at all times during the taxable year as owning, directly or indirectly through foreign entities, less than 20% of the voting power and less than 20% of the value of our shares;

•	the insurance company’s RPII, determined on a gross basis, is less than 20% of such respective entity’s gross insurance income for such taxable year; or

•	certain other exceptions apply.

We anticipate that Greenlight Reinsurance, Ltd. and Greenlight Reinsurance Ireland, Ltd. both fall within the RPII exceptions set forth above. However, the amount of RPII earned by each of them depends on a number of factors, including the geographic distribution of their respective businesses and the identity of persons directly or indirectly insured or reinsured by such company. Because some of the factors that determine the extent of RPII in any period may be beyond our control there can be no assurance that the RPII of any of its insurance companies will not equal or exceed 20% of its gross insurance income in any taxable year. In addition, Greenlight Re may find it difficult to determine whether it is 20% or more owned (by either voting power or value), directly or indirectly (under complex attribution rules), by insured or reinsured persons or persons related to insured or reinsured persons.
If you own Class A ordinary shares on the last day of the applicable taxable year, and no exception to the RPII rules applies, you will be required to include your share of such entity’s RPII for the entire taxable year in your gross income for United States federal income tax purposes. The amount includible will be determined as if all such RPII were distributed proportionately only to United States persons at that date, but limited by such entity’s current-year earnings and profits and reduced by your share, if any, of prior-year deficits in earnings and profits.
Computation of RPII. In order to determine how much RPII Greenlight Reinsurance, Ltd. and/or Greenlight Reinsurance Ireland, Ltd. has earned in each taxable year, we intend to obtain and rely upon information from such entity’s insureds to determine whether any of the insureds or persons related to such insureds are direct or indirect shareholders that are United States persons. We likely will not be able to determine whether any of the underlying insureds of our clients are RPII shareholders or related persons to such shareholders. Accordingly, we may not be able to determine accurately:

•	whether Greenlight Reinsurance, Ltd. and/or Greenlight Reinsurance Ireland, Ltd. qualifies for any RPII exception; or

•	what the gross amount of RPII earned by Greenlight Reinsurance, Ltd. and/or Greenlight Reinsurance Ireland, Ltd. in a given taxable year would be.

We will take reasonable steps that we believe to be advisable to obtain the necessary information to determine the availability of the RPII exceptions and the amount of insurance income that is RPII. However, we cannot assure you that we will be able to obtain all necessary information to make the determinations.
Apportionment of RPII to United States Persons. If we determine that neither the RPII 20% ownership exception nor the RPII 20% gross income exception is applicable for any taxable year, we may seek information from our shareholders as to whether direct or indirect owners of Class A ordinary shares at the end of the year are United States persons. This information would allow us to determine and apportion RPII among the United States persons. In any such year, to the extent possible, we will inform you of the amount of RPII per share and you will be obligated to file a return reporting such amount. To the extent we are unable to determine whether a direct or indirect owner of Class A ordinary shares is a United States person, we may assume that such owner is not a United States person for the purpose of allocating RPII, and, accordingly, increase the amount of RPII per share for shareholders whom we believe are United States persons.
The amount of RPII includible in your income, as a United States person, would be based upon the net RPII for the year after deducting related expenses such as losses, loss reserves and operating expenses and determined by multiplying the net RPII for such taxable year by a fraction equal to:

•
the total earnings and profits that would be distributed indirectly through Greenlight Re with respect to our Class A ordinary shares if all earnings and profits of Greenlight Reinsurance, Ltd. and/or Greenlight Reinsurance Ireland, Ltd. were distributed on the last day of that taxable year; over

•
the total earnings and profits of Greenlight Reinsurance, Ltd. for that taxable year that would be distributed with respect to all shares of Greenlight Reinsurance, Ltd. owned, directly or indirectly through Greenlight Re, by shareholders that are United States persons.

If Greenlight Reinsurance, Ltd. and/or Greenlight Reinsurance Ireland, Ltd. has RPII and Greenlight Re makes a distribution of RPII to you with respect to your Class A ordinary shares, the distribution will not be taxable to the extent such RPII has been allocated to and included in your gross income for the taxable year in which the distribution was paid or for any prior year.
Uncertainty as to Application of RPII. The courts have not interpreted the RPII provisions and there are no definitive Regulations interpreting the RPII provisions, although proposed Regulations have existed since 1991. We cannot tell you whether the IRS will adopt the proposed Regulations or what changes or clarifications might ultimately be made to the proposed Regulations. Additionally, we cannot predict whether any changes to the proposed Regulations, or any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning and application of the RPII provisions are uncertain. Finally, we cannot assure you that any amounts of RPII inclusions we report to you will not be subject to adjustment based upon subsequent IRS examination. We recommend that you consult with your own tax advisor as to the effects of these uncertainties.
We recommend that you consult with your own tax advisor as to the effects that the RPII provisions may have on you and your investment in our Class A ordinary shares.
Basis Adjustments. Your tax basis in your Class A ordinary shares will be increased by the amount of any RPII that you include in income. Similarly, your tax basis in your shares will be reduced by the amount of distributions of RPII that are excluded from income.
Information Reporting. A United States person that owns, directly or by attribution, more than 50% of the total combined voting power of all classes of a foreign corporation’s voting stock or more than 50% of the total value of shares of all classes of a foreign corporation’s stock, for an uninterrupted period of 30 days or more during the corporation’s taxable year, must file a Form 5471 with its United States income tax return. In addition, under certain circumstances, United States 10% shareholders and RPII shareholders of a CFC that own shares directly or indirectly through a foreign entity may also be required to file a Form 5471. Furthermore, United States persons that directly or indirectly acquire 10% or more of the value of shares of a foreign corporation may be required to file Form 5471 in certain circumstances even if the entity is not a CFC.
Accordingly, if Greenlight Reinsurance, Ltd.’s and/or Greenlight Reinsurance Ireland, Ltd.’s gross RPII for a taxable year constitutes 20% or more of its gross insurance income for the period, and the 20% ownership exception described above does not apply, any United States person treated as owning, directly or indirectly, any of such entity’s stock on the last day of such entity’s taxable year, will be subject to the RPII rules and will be required to file a Form 5471. In addition, if you own, directly or indirectly, more than 10% in value of our outstanding Ordinary Shares at any time during our taxable year, you will be required in certain circumstances to file a Form 5471 even if we are not CFCs. If we determine that for any taxable year Greenlight Reinsurance, Ltd. and/or Greenlight Reinsurance Ireland, Ltd. does not meet either the RPII 20% gross income or the RPII 20% ownership exceptions described above, we intend to mail to all shareholders of record, and will make available at the transfer agent with respect to the Class A ordinary shares, Forms 5471, completed with the relevant information. However, our determination of the amount of Greenlight Reinsurance, Ltd.’s and/or Greenlight Reinsurance Ireland, Ltd.’s gross RPII for a given taxable year may not be accurate because of our inability to gather the information necessary to make such determination. Failure to file Form 5471 may result in significant penalties.
Tax-Exempt Shareholders. Under Section 512(b)(17) of the Code, a tax-exempt entity that owns, directly or indirectly through a non-U.S. entity or through attribution, any of our Class A ordinary shares is required to treat as unrelated business taxable income, or UBTI, the portion of any deemed distribution to such shareholder of subpart F insurance income, including RPII, if such insurance income would be treated as UBTI if derived directly by such tax-exempt shareholder. Exceptions are provided for income attributable to an insurance policy or reinsurance contract with respect to which the person, directly or indirectly, insured is:

•	the tax-exempt shareholder;

•	an affiliate of the tax-exempt shareholder which itself is exempt from tax under Section 501(a) of the Code; or

•
a director or officer of, or an individual who (directly or indirectly) performs services for, the tax-exempt shareholder or an exempt affiliate but only if the insurance covers primarily risks associated with the performance of services in connection with the tax-exempt shareholder or exempt affiliate.

Section 512(b)(17) of the Code applies to amounts included in gross income in any taxable year. Therefore, if (i) Greenlight Reinsurance, Ltd.’s and/or Greenlight Reinsurance Ireland, Ltd.’s gross RPII were to equal or exceed 20% of its gross insurance income and the 20% ownership exception for RPII did not apply, or (ii) we were otherwise treated as a CFC for a taxable year, then tax-exempt entities owning our Class A ordinary shares would be required to treat a portion of our subpart F income, including RPII, as UBTI. Additionally, a tax-exempt entity that is treated as a United States 10% shareholder or a RPII shareholder must file Form 5471 in the circumstances described above.
If you are a tax-exempt entity, we recommend that you consult with your own tax advisor as to the potential impact of Section 512(b)(17) of the Code and the UBTI provisions of the Code.
Dispositions of Class A Ordinary Shares. Generally, the difference between your basis in the Class A ordinary shares and the amount realized on the sale, exchange or other disposition of the Class A ordinary shares will be includible in gross income as capital gain or loss, subject to the relevant discussion in this summary relating to the potential application of the CFC and PFIC rules. If your holding period for the Class A ordinary shares is more than one year, any gain will be subject to United States federal income tax as long-term capital gain, which is currently taxed at a favorable tax rate.
Under Section 1248 of the Code, any gain from the sale or exchange by a United States 10% shareholder of shares in a CFC may be treated as a dividend to the extent of the CFC’s earnings and profits during the period that the shareholder held the shares, subject to certain adjustments. If gain from the sale or exchange of our Class A ordinary shares is recharacterized as dividend income under Section 1248 of the Code, the gain generally should be treated as “qualified dividend income” to non-corporate taxpayers and eligible for a reduced 20% rate of taxation, subject to the holding period requirements and PFIC provisions discussed above. Section 953(c)(7) of the Code generally provides that Section 1248 also applies to the sale or exchange of shares by a United States person in a foreign corporation that earns RPII and is characterized as a CFC under the RPII rules if the foreign corporation would be taxed as an insurance company if it were a United States corporation. The dividend treatment applies to a United States person subject to the RPII rules regardless of whether the United States person is a United States 10% shareholder or whether the CFC meets either one of the first two RPII exceptions described above (i.e., the 20% ownership exception and the RPII 20% gross income exception). The proposed Regulations do not specifically address whether Section 1248 of the Code applies when a foreign corporation is not a CFC but the foreign corporation has an insurance company subsidiary that is a CFC for purposes of requiring United States persons to take into account RPII.
We believe that a strong argument exists that Section 1248 of the Code should not apply to dispositions of our Class A ordinary shares in the event that Greenlight Re does not have any United States 10% shareholders and it is not directly engaged in the insurance business. However, we cannot assure you that the IRS will interpret the proposed Regulations under Section 953 of the Code in this manner or that the United States Department of the Treasury will not amend such Regulations, or issue other Regulations, to provide that Section 1248 of the Code applies to dispositions of our Class A ordinary shares.

We recommend that you consult with your own tax advisor regarding the applications of these provisions to the disposition of our Class A ordinary shares.
Medicare Tax. United States persons that are individuals with modified adjusted gross income that exceeds certain thresholds (for example, $250,000 for married individuals filing jointly, $200,000 for single individuals) are subject to a Medicare tax of 3.8% on the lesser of (i) their investment income, net of deductions properly allocable to such income or (ii) the excess of their modified adjusted gross income above such thresholds. Trusts and estates also may be subject to this additional tax. We expect that dividends, if any, paid with respect to our Class A ordinary shares and gain recognized on the sale, exchange or other disposition of our Class A ordinary shares will be treated as investment income for this purpose and subject United States persons who or that are individuals and estates and trusts to this tax. This tax will be in addition to any United States federal income tax imposed on such United States persons who or that are individuals and estates and trusts with respect to dividends on, and gain on the sale, exchange or other disposition of, our Class A ordinary shares. Regulations implementing this tax provide for special rules as to when this tax is payable with respect to income inclusions from and with respect to PFICs and CFCs.
Foreign Tax Credit. So long as United States persons own a majority of our Class A ordinary shares and a substantial part of our business includes the reinsurance of United States risks, only a portion of the RPII and dividends we pay, if any, will be treated as foreign source income for purposes of computing your United States foreign tax credit limitation. This foreign source limitation also applies to any gain from your sale of our Class A ordinary shares that is treated as a dividend under Section 1248 of the Code. It is likely that substantially all of our RPII and dividends that are foreign source income will constitute “passive” income for foreign tax credit limitation purposes. Thus, it may not be possible for you to utilize excess foreign tax credits to reduce United States tax on such income.
Because the calculation of a taxpayer’s foreign tax credit limitation is complex and is dependent on the particular taxpayer’s circumstances, we recommend that United States persons that hold our Class A ordinary shares consult their own tax advisors with respect to these matters.
Information Reporting and Backup Withholding. Paying agents and custodians located in the United States will be required to comply with certain IRS information reporting requirements with respect to payments of dividends, if any, on the Class A ordinary shares payable to you or to paying agents or custodians located in the United States. In addition, you may be subject to backup withholding at the rate of 28% with respect to dividends paid by such persons, unless you:

•	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

The backup withholding tax is not an additional tax and may be credited against your regular United States federal income tax liability.
Sales of Class A ordinary shares through brokers by certain United States holders also may be subject to backup withholding (subject to the exceptions described above). Sales by corporations, certain tax-exempt entities, individual retirement plans, real estate investment trusts, certain financial institutions, and other “exempt recipients” as defined in applicable Regulations currently are not subject to backup withholding.
We recommend that you consult with your own tax advisor regarding the possible applicability of the backup withholding provisions to sales of Class A ordinary shares.
Additional Withholding Requirements. The HIRE Act also added Sections 1471 through 1474 to the Code. These provisions, known as the Foreign Account Tax Compliance Act, or FATCA, impose a withholding tax of 30% on (i) United States source interest, dividends and certain other types of income, and (ii) the gross proceeds from the sale or disposition of assets which produce such types of income, which are received by a foreign financial institution, unless such foreign financial institution enters into an agreement with the IRS to obtain certain information as to the identity of the direct and indirect owners of accounts in such institution or complies with the information reporting and other requirements of an intergovernmental agreement, or IGA, between the United States and their local regulatory jurisdiction. In addition, a withholding tax may be imposed on payments to certain non-financial foreign entities which do not obtain and provide information as to their direct and indirect owners. Greenlight Re and Greenlight Reinsurance, Ltd. are within the scope of the U.S. Cayman Islands IGA and Greenlight Reinsurance Ireland, Ltd. is within the scope of the U.S.-Ireland IGA, and each believes, based on its status as a (re)insurance company or holding company of a (re) insurance company that it qualifies for an exemption from the application of FATCA. The interpretation and implementation of FATCA and related IGAs is continuing to develop and, therefore, no assurances can be given that none of Greenlight Re, Greenlight Reinsurance, Ltd. or Greenlight Reinsurance Ireland, Ltd. is or will continue to be exempt from FATCA.
Potential Changes in U.S. Tax Law
Changes in U.S. federal income tax laws, regulations or interpretations thereof can have a material adverse impact on us and our shareholders. We cannot be certain if, when, or in what form such statutory, regulatory or judicial developments will occur, and whether any such developments will have a retroactive effect.
We recommend that you consult with your own tax advisor as to the filing and information requirements that may be imposed on you in respect of your ownership of our Class A ordinary shares.
THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY. WE RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR CONCERNING THE UNITED STATES FEDERAL, STATE, AND LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF BUYING, HOLDING, AND SELLING OUR CLASS A ORDINARY SHARES.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	any securities exchanges on which the securities may be listed, if any.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.
Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus.
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, Greenlight Re will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, which will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities.
If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future.
Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.
Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Each series of offered securities will be a new issue and, other than the Class A ordinary shares that are listed on the Nasdaq Global Select Market, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the Class A ordinary, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.
Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or through our web site at http://www.greenlightre.ky Our website is not incorporated into or otherwise a part of this prospectus. Our Class A ordinary shares are traded on the Nasdaq Global Select Market under the symbol “GLRE.”
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces such information. All documents we file pursuant to Sections 13(a), 13(c), 14 of 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to items 9 or 12 (or items 2.02 or 7.01, as the case may be) of such form), after the initial filing of this registration statement and until termination of the offering shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 6, 2015;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2015;

•	our Current Reports on Form 8-K filed on May 4, 2015, May 13, 2015 and June 4, 2015; and

•
The description of our share capital contained in our Registration Statement on Form S-1 (Registration No. 333- 139993), as thereafter amended or supplemented, including in the prospectus constituting part of such Registration Statement filed pursuant to Rule 424(b) under the Securities Act on May 24, 2007.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference.   You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:
Greenlight Capital Re, Ltd.
65 Market Street, Suite 1207
Camana Bay
P.O. Box 31110
Grand Cayman KY1-1205
Cayman Islands
(345) 943-4573
This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement.  The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.  Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to Cayman Islands law in connection with this offering will be passed upon for us by Walkers, Grand Cayman, Cayman Islands, and certain legal matters as to U.S. law in connection with this offering will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, New York, New York. The description of U.S. tax laws will be passed upon by Akin Gump Strauss Hauer & Feld LLP, New York, New York. The description of Cayman Islands tax laws will be passed upon Walkers. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and schedules of Greenlight Capital Re, Ltd. as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, included in the December 31, 2014 Annual Report on Form 10-K of Greenlight Capital Re, Ltd., have been incorporated by reference herein and in the registration statement in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS
We are incorporated as an exempted company limited by shares under the laws of Cayman Islands. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to transactions covered by this prospectus by serving Corporation Service Company, our U.S. agent irrevocably appointed for that purpose.
Walkers, our Cayman Islands counsel, has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment of a court of competent jurisdiction if such judgment is final, for a liquidated sum, provided it is not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matters, and was not obtained in a manner which is contrary to the public policy of the Cayman Islands. It is doubtful the courts of the Cayman Islands will, in an original action in the Cayman Islands, recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States on the grounds that such provisions are penal in nature.
A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

Greenlight Capital Re, Ltd.
Class A Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants and Share Purchase Contracts
______________
June 22, 2015

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution:
The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table.

Securities and Exchange Commission Registration Fee	$ *
FINRA Fees*	**
Trustees’ Fees and Expenses*	**
Accountants’ Fees and Expenses*	**
Legal Fees and Expenses*	**
Printing and Engraving Fees*	**
Rating Agency Fees*	**
Blue Sky*	**
Miscellaneous Expenses*	**
Total Expenses	**
________________________________
* In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fees associated with this registration statement. The balance of the registration fees will be paid at the time of any offering of securities under this registration statement after the applied fees have been used and therefore is not determinable.
** Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. The estimate of such expenses in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Article 33 of our Third Amended and Restated Memorandum and Articles of Association provides, among other things, that: our directors, officers, secretary, any person appointed to a committee by the Board of Directors, and employees and agents and our liquidator or trustees (if any) who have acted in relation to any of the affairs of our company and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom moneys or effects belonging to us shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to us shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided, that, this indemnity shall not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to such persons.
Article 3 of the Deed of Indemnity by and between us and each indemnitee provides contractual indemnification for such indemnitee meant to supplement that indemnification found in the Articles. The Deed of Indemnity provides that we will indemnify and hold harmless any Indemnitee to the fullest extent permitted by law, against any and all expenses and losses, and any local or foreign stamp duties or taxes imposed as a result of the actual or deemed receipt of any payments under this Deed, that are paid or incurred by the indemnitee in connection with such proceeding. We will indemnify and hold harmless any indemnitee for all expenses paid or incurred by indemnitee in connection with each successfully resolved claim, issue or matter on which indemnitee was successful. The Deed of Indemnity further provides that we will not provide indemnification for any proceeding initiated or brought voluntarily by the indemnitee against us or our directors, officers or employees, or for any accounting of profits made from the purchase and sale by the indemnitee of our securities.
Article 4 provides that we will advance, to the fullest extent permitted by law, to the indemnitee any and all expenses paid or incurred by indemnitee in connection with any proceeding (whether prior to or after its final disposition), provided that the indemnitee is otherwise entitled to indemnification under the Deed.
Article 5 of the Deed of Indemnity provides that to the fullest extent permitted by law, if the indemnification provided for in the Deed is unavailable to the indemnitee for any reason whatsoever, we, in lieu of the indemnifying indemnitee, will contribute the amount of expenses or losses incurred or paid by the indemnitee in connection with any proceeding in proportion to the relative benefits received by us and all of our officers, directors, and employees other than the indemnitee who are or would be jointly liable with the indemnitee, on the one hand, and indemnitee, on the other hand, from the transaction from which such proceeding arose; provided, however, that the proportion determined on the basis or relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of us and all of our officers, directors, and employees other than the indemnitee who are jointly liable with the indemnitee, on the one hand, and the indemnitee, on the other hand, in connection with the events that resulted in such expenses and losses, as well as any other equitable considerations which applicable law may require to be considered.
Any underwriting agreement that Greenlight Capital Re, Ltd. may enter into in connection with an offering of securities pursuant to this registration statement may include provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of Greenlight Capital Re, Ltd. against certain liabilities under the Securities Act of 1933, as amended.
The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities, which includes coverage for liability under the federal securities laws.
Item 16. Exhibits and Financial Statement Schedules.
(a)    Exhibits:
A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.
(b)     Financial Statement Schedules:
All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts that would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by a registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Greenlight Capital Re, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of George Town, Grand Cayman, Cayman Islands, on this 22nd day of June, 2015.

GREENLIGHT CAPITAL RE, LTD.
By: /s/ Barton Hedges
Name: Barton Hedges Title: Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned officers, directors and authorized representatives of Greenlight Capital Re, Ltd., hereby severally constitute and appoint Barton Hedges, Tim Courtis and Laura Accurso, and each of them, our true and lawful attorney with full power to him or her, with full power of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers, directors and authorized representatives to enable Greenlight Capital Re, Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, or his or her substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Barton Hedges	Chief Executive Officer and Director	June 22, 2015
Barton Hedges	(Principal executive officer)

By: /s/ Tim Courtis Tim Courtis	Chief Financial Officer (Principal financial and accounting officer)	June 22, 2015

By: /s/ David M. Einhorn	Chairman of the Board	June 22, 2015
David M. Einhorn

By: /s/ Alan Brooks	Director	June 22, 2015
Alan Brooks

By: /s/ Leonard Goldberg	Director	June 22, 2015
Leonard Goldberg

By: /s/Ian Isaacs	Director	June 22, 2015
Ian Isaacs

By: /s/Frank D. Lackner	Director	June 22, 2015
Frank D. Lackner

By: /s/ Bryan Murphy	Director	June 22, 2015
Bryan Murphy

By: /s/Joseph P. Platt	Director	June 22, 2015
Joseph P. Platt

By: /s/ David Einhorn David Einhorn	Chairman of the Board and Authorized Representative in the United States:	June 22, 2015

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement.
3.1	Third Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of Greenlight Re’s Quarterly Report on Form 10-Q filed August 7, 2008).
3.2*	Form of Certificate of Designation, Preferences and Rights relating to preferred shares.
4.1	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 4 to Greenlight Re’s Form S-1 (File No. 333-139993) filed May 9, 2007).
4.2
Form of Senior Debt Indenture between Greenlight Capital Re, Ltd. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement No. 333-182300 filed on June 22, 2012)

4.3
Form of Subordinated Debt Indenture between Greenlight Capital Re, Ltd. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement No. 333-182300 filed on June 22, 2012)

4.4*	Form of Deposit Agreement, including the form of depositary receipt.
4.5(a)*	Form of Warrant Agreement for warrants sold alone, including the form of Warrant Certificate.
4.5(b)*	Form of Warrant Agreement for warrants attached to securities, including the form of Warrant Certificate.
4.6*	Form of Warrant for Class A ordinary shares.
4.7*	Form of Share Purchase Agreement.
4.8
Shareholders’ Agreement, dated August 11, 2004, by and among the Registrant and each of the subscribers (incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement No. 333-139993 filed on January 16, 2007).

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
5.2	Opinion of Walkers.
8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP as to certain tax matters.
8.2	Opinion of Walkers as to certain tax matters.
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges and Preferred Share Dividends.
23.1	Consent of BDO USA, LLP.
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).
23.3	Consent of Walkers (included in Exhibit 5.2).
24.1	Powers of Attorney of officers and directors (included on the signature page of the Registration Statement).
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Computershare Trust Company, N.A. under the Senior Debt Indenture (incorporated by reference to Exhibit 25.1 of the Company’s Registration Statement No. 333-182300 filed on June 22, 2012)

25.2
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Computershare Trust Company, N.A. under the Subordinated Debt Indenture (incorporated by reference to Exhibit 25.2 of the Company’s Registration Statement No. 333-182300 filed on June 22, 2012)

99.1	Form F-N.
* To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement, a prospectus supplement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.